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                                                                   EXHIBIT 10.14
                           M.D.C. HOLDINGS, INC.
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                      NON-QUALIFIED STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement (the "Agreement") is made as of this_____ day of __________, 2001 between M.D.C. Holdings, Inc., a Delaware corporation (the "Company"), and__________ (the "Option Holder").

WHEREAS, pursuant to the M.D.C. Holdings, Inc. Stock Option Plan for Non-Employee Directors, established effective March 26, 2001 (the "Plan"), the Company wishes to grant the Option Holder an option to purchase shares of the $0.01 par value common stock of the Company (the "Stock") on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.    DEFINITIONS AND CONFLICTS.

Capitalized terms used and not otherwise defined herein shall have the meanings given thereto in the Plan. The terms and provisions of the Plan are incorporated herein by reference. Except as specifically otherwise provided herein, in the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan shall govern and control.

2.    GRANT OF OPTION.

The Company hereby grants to the Option Holder the right and option (the "Option") to purchase up to________shares of Stock, subject to the terms and conditions of this Agreement and subject to adjustment from time to time to reflect changes in the Stock (through merger, consolidation, reorganization, recapitalization, stock split, liquidating dividend, combination of shares, exchange of shares, changes in corporate structure or otherwise), as provided in
Article IV of the Plan.

3.    PURCHASE PRICE AND GRANT DATE.

The purchase price of each share of Stock covered by the Option shall be $ ____________(the "Purchase Price"). The date of the grant of the Option is
______________(the "Date of Grant").

4.    EXPIRATION AND TERMINATION OF THE OPTION.

The Option shall expire on the tenth (10th) anniversary of the Date of Grant (the period from the Date of Grant to the expiration date is the "Option Period") or prior to such time as follows:

      (a) If the Option Holder is removed as a director of the Company during the Option Period for cause (as determined by the Board of Directors of the Company in its absolute discretion), the Option shall be void thereafter for all purposes.

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      (b)   If the Option Holder dies during the Option Period while serving as a director, the Option may be exercised by those empowered to do so under the Option Holder's will or by the then applicable laws of descent and distribution within twelve months following the Option Holder's death (if otherwise within the Option Period), but not thereafter.

5.    METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company, Attention: General Counsel. Such notice shall state the election to exercise the Option, the number of shares of Stock with respect to which the Option is being exercised, and shall be signed by the person or persons exercising the Option. If the Option is exercised by any person or persons other than the director to whom the Option was originally granted, appropriate proof of the right of such person or persons to exercise the Option or portion thereof shall be provided. The purchase of the Stock pursuant to the Option shall take place at the principal office of the Company within 3 days following delivery of such notice, at which time the Purchase Price of the Stock shall be paid in full.

Payment of the Purchase Price may be made in any of the following methods or in any combination of such methods, at the option of the Option Holder: (a) cash;
(b) certified check, cashier's check, or other check acceptable to the Company, payable to the order of the Company; (c) delivery to the Company of irrevocable instructions to a broker (to the extent permissible under applicable law) to deliver promptly to the Company the amount of sale or loan proceeds required to pay the Purchase Price of the Stock (a "cashless exercise" or "same-day sale" transaction) or (d) delivery to the Company of certificates representing the number of shares of Stock then owned by the Option Holder, the Fair Market Value of which (determined as of the date the notice of exercise is delivered to the Company) equals the price of the Stock to be purchased pursuant to the Option, properly endorsed for transfer to the Company. No Option may be exercised by delivery to the Company of certificates representing Stock unless such Stock has been held by the Option Holder for more than six months.

Upon notice to the Company of exercise of the Option and payment of the Purchase Price, the exercise of the Option shall be deemed to be effective, and a properly executed certificate or certificates representing the Stock so purchased shall be issued by the Company and delivered to the Option Holder.

6.    TRANSFERABILITY OF OPTIONS.

In general, an Option Holder may not voluntarily or involuntarily pledge, hypothecate, assign, sell or otherwise transfer the Option except by will or the laws of descent and distribution, and during the Option Holder's lifetime, the Option shall be exercisable only by the Option Holder. Notwithstanding the preceding sentence, the Board of Directors of the Company may provide at the time of grant of an Option or thereafter that the Option Holder may transfer an Option to a member of the Option Holder's immediate family, a trust of which members of the Option Holder's immediate family are the only beneficiaries, a partnership of which members of the Option Holder's immediate family or trusts for the sole benefit of the Option Holder's immediate family are the only partners, a corporation in which members of the Option Holder's immediate family are the only shareholders, a limited liability company in which members of the Option

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Holder's immediate family are the only members, or any other entity which is solely owned by members of the Option Holder's immediate family (the "InterVivos Transferee"). Immediate family member means the Option Holder and the Option Holder's spouse, children (by birth or adoption), stepchild, grandchild, parents, stepparents, grandparents, siblings, nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law. No transfer shall be effective unless the Option Holder has notified the Board of Directors of the transfer in writing and has furnished a copy of the documents that effect the transfer to the Board of Directors. The InterVivos Transferee will be subject to all of the terms of the Plan and the Stock Option Agreement.

7.    CORPORATE TRANSACTION/CHANGE OF CONTROL.

      (a)   In the event of a Corporate Transaction, as defined in
            Section 5.3 of the Plan, the Board of Directors of the Company may take certain actions in connection with outstanding Options, including but not limited to (1) providing for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options,
            (2) providing that any Options outstanding at the time the Corporate Transaction is closed will be canceled, and the director holding such cancelled Option shall receive in exchange therefor a cash payment equal to the greater of (i) the Fair Market Value (as determined under Section 6.5 of the Plan) of a share of Stock measured on the date immediately prior to such Transaction less the per share exercise price set forth in the director's Option, multiplied by the number of shares of Stock purchasable under the Option; or (ii) the fair market value, as determined by the Board of Directors of the Company, of the cash, securities or other consideration into which a share of Stock is to be exchanged pursuant to the Corporate Transaction, less the exercise price set forth in the director's Option, multiplied by the number of shares of Stock purchasable under the Option, or (3) making any other provision for outstanding Options as the Board of Directors of the Company deems appropriate.

      (b) Notwithstanding the foregoing, actions may be taken pursuant to subsection (a) hereof only to the extent that any payments made with respect to the director continue to be deductible by the Company under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

8.    NO RIGHTS AS A STOCKHOLDER.

The Option Holder shall have no rights as a stockholder with respect to any shares of Stock until the date of issuance to the Option Holder of a certificate evidencing such shares of Stock. No adjustments, other than as provided for in
Article IV of the Plan, shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions for which the record date is prior to the date the certificate for such shares of Stock is issued.

9.    CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES.

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      (a)   Stock will not be issued with respect to the Option granted hereunder unless the exercise of the Option and the issuance and delivery of the shares of Stock pursuant thereto complies with all relevant provisions of law, including the laws of the Company's state of incorporation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations thereunder and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of the Company's counsel with respect to such compliance.

      (b) The Plan, this Agreement and the grant and exercise of the Option to purchase shares of Stock hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of the counsel for the Company, be required.

10.   INCOME TAX WITHHOLDING.

The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld, if any, with respect to the exercise of the Option and the issuance of the Stock, including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Option Holder, or requiring the Option Holder to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy any withholding obligations.

11.   NO RIGHT TO CONTINUED MEMBERSHIP ON THE BOARD.

Nothing in this Agreement or in the Plan confers upon a director any right to continue as a director of the Company or shall interfere with or restrict in any way the rights of the Company and its stockholders to remove any director at any time for any reason whatsoever, with or without cause.

12.   NON-QUALIFIED STOCK OPTION.

The Option granted hereunder is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

13.   ADMINISTRATION.

The Board of Directors of the Company has the power to interpret the Plan and this Agreement, including the power to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in this Agreement, and to determine the rights of all directors and other interested persons hereunder. All actions taken and interpretations and determinations made by the Board of Directors in connection with the Plan and this Agreement shall be final and binding on the director to whom the Option is granted, the Company, and all other interested persons.

14.   BINDING EFFECT.

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This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

15.   GOVERNING LAW.

This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

16.   HEADINGS.

Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

17.   EXECUTION.

This Agreement is voidable by the Company if the Option Holder does not execute the Agreement within 30 days after the Agreement is sent to the Option Holder by the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

M.D.C. HOLDINGS, INC.

By:   _________________________________________

Title:_________________________________________

OPTION HOLDER:

_______________________________________________

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